US AIRWAYS GROUP, INC. REPORTS FOURTH QUARTER RESULTS

$236 Million Net Loss for the Quarter; $611 Million Net Loss for Full Year
2004

Mainline Cost per Available Seat Mile, Excluding Fuel, Down 14 percent to
8.79 cents

ARLINGTON, Va., Jan. 31, 2005 -- US Airways Group, Inc. today reported a net loss of $236 million for the fourth quarter 2004, compared to a $98 million net loss for the fourth quarter 2003. The fourth quarter 2004 pre-tax loss of $238 million compares to a pre-tax loss of $99 million for the same quarter in 2003. Excluding unusual items, the pre-tax loss for the fourth quarter 2004 was $214 million compared to $129 million in 2003 (see
Note 5 for reconciliation).

The sustained high price of fuel continues to have a negative impact on cash flow when coupled with pressure on unit revenue. The cost of aviation fuel per gallon, including taxes, for the fourth quarter 2004 was
130.84 cents (124.32 cents excluding taxes), up 49.1 percent from the same period in 2003. Fuel hedging benefits, which partially mitigated the dramatic increase in fuel price, improved results by $47 million, or 21.9 cents per gallon.

"We have overcome what many claimed to be insurmountable obstacles, and our dedicated employees deserve the credit for working with us," said US Airways President and Chief Executive Officer Bruce R. Lakefield. "Although the industry still faces a number of challenges, we are actively managing those issues and working to build an airline that can be successful in an operating environment of lower revenue and sustained high fuel costs."

System passenger revenue per available seat mile (PRASM) for the fourth quarter 2004 was 9.65 cents, down 10.9 percent compared to the fourth quarter of 2003, reflecting the continuing downward pressure on fares across the industry. Domestically, system PRASM fell 12.7 percent to
10.32 cents. System statistics encompass mainline, MidAtlantic Airways, wholly owned airline subsidiaries of US Airways Group, Inc. and capacity purchases from third parties operating regional jets as US Airways Express.
 For US Airways mainline operations only, the PRASM of 8.71 cents was down
10.8 percent. Fourth quarter 2003 passenger transportation revenues included a $34.2 million favorable adjustment related to the air traffic liability.

System available seat miles (ASMs) were up 4.1 percent, while mainline
ASMs increased 0.8 percent during the fourth quarter 2004. System revenue passenger miles (RPMs) increased 5.1 percent, while mainline RPMs increased
1.5 percent.  The fourth quarter system load factor of 71.9 percent was up
0.7 percentage points year-over-year. The mainline passenger load factor for the fourth quarter was up 0.5 percentage points to 73.2 percent. For the fourth quarter 2004, US Airways Group Inc.'s system carried 14.1 million passengers, an increase of 4.4 percent, while mainline operations carried 10.1 million passengers, a 2.3 percent decrease compared to the same period of 2003. The fourth quarter 2004 yield for mainline operations of 11.90 cents decreased 11.4 percent from the same period in 2003, while system yield was down 11.8 percent to 13.42 cents. As noted above, fourth quarter 2003 passenger transportation revenues included a $34.2 million favorable adjustment related to the air traffic liability.

Excluding the fourth quarter 2003 favorable adjustment, system PRASM declined 9.0 percent, system domestic PRASM declined 10.9 percent, and mainline PRASM declined 8.4 percent. Yield decline, excluding the adjustment, was 9.8 percent for the system and 8.9 percent for mainline.

Executive Vice President of Marketing and Planning Bruce Ashby said that while US Airways fully expects continued expansion by low-cost, low-fare airlines, especially in the East, the company is better positioned today than ever before to compete aggressively. "We have made enormous progress in reducing costs, leveraging our core strengths and building schedules that meet the needs of the communities we serve, and now we are improving operational reliability and enhancing technology and online capabilities. As we meet various milestones and build momentum for our restructuring, we have been pleased with the strong response to the marketing initiatives of the past few weeks and the enthusiasm demonstrated by our customers, corporate accounts and travel partners."

The mainline cost per available seat mile (CASM), excluding fuel and unusual items, of 8.79 cents for the fourth quarter 2004 was a 14 percent decrease over the same period in 2003 (for a reconciliation of unit costs, see Note 3 to the Selected Airline Operating and Financial Statistics).

Substantially all of the company's unrestricted cash (includes cash, cash equivalents and short-term investments) constitutes cash collateral under the Air Transportation Stabilization Board (ATSB) loan agreement. As of Dec. 31, 2004, $738 million of cash collateral was available for the company's use, subject to the limitations of the cash collateral agreement with the ATSB and approved by the Bankruptcy Court, including stringent minimum cash balances. The cash collateral agreement has been extended through June 30, 2005. Additionally, on Dec. 31, 2004, restricted cash was $626 million, for a total cash position of $1.36 billion. This compares to a total cash position of $1.84 billion on Dec. 31, 2003, which included $1.29 billion of unrestricted cash.

Other notable developments:
* Ratified cost-savings agreements with all of its labor groups, including non-unionized employees, totaling $1.1 billion in annualized value.
* Received ATSB extension to use cash proceeds from a federally guaranteed loan through June 30, 2005, enabling the airline to continue operations while it completes its restructuring and planned emergence from Chapter
11 this summer.
* Reached a comprehensive aircraft leasing and financing, and engine services agreement with GE Capital Aviation Services (GECAS) and GE
Engine Services, to provide short-term liquidity, reduce debt, lower aircraft ownership costs, and enhance engine maintenance services and leases for new regional jets, while preserving the vast majority of US Airways' mainline fleet owned by GECAS.
* Expect to take delivery of 12 new regional jets by the end of February. These are the first regional jets delivered to the company since
US Airways filed for bankruptcy in September 2004. US Airways wholly owned subsidiary PSA and MidAtlantic division today operate 62 of the 50-seat, 70-seat and 72-seat regional jets.
* Announced scheduling changes at Philadelphia International Airport to improve operational reliability by reducing the number of flights during peak hours, keeping fewer aircraft on the ground, and spreading departure and arrival schedules to reduce congestion. US Airways also will add 49 flights in February, for a total of 496 daily nonstop departures.
* Announced six new routes (Atlanta, Cleveland, Dallas-Fort Worth, Detroit, Houston Bush Intercontinental and Chicago O'Hare) from Reagan Washington National Airport in February.

US Airways Group, Inc. and its domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on Sept. 12, 2004, providing the company the opportunity to implement its Transformation Plan built on lower costs, a simplified fare structure, and expanded service.

US Airways will not hold a fourth quarter results conference call.

Members of the media needing additional information should contact
US Airways Corporate Affairs at 703-872-5100. Analysts should contact US Airways Investor Relations at 703-872-7923.


Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group (the "company") with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the company to maintain adequate liquidity; the ability of the company to absorb escalating fuel costs; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the company's liquidity or results of operations; the ability of the company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the company's reports to the SEC. There may be other factors not identified above of which the company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.



                           US Airways Group, Inc.            NEWS RELEASE
                           (Debtor-in-Possession)
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                              (unaudited)
             (dollars in millions, except per share amounts)

                                          Successor Company (1)
                              ---------------------------------------------
                                 Three Months Ended     Twelve Months Ended
                              ------------------------- -------------------
                              December 31, December 31,      December 31,
                                   2004      2003 (2)           2004
                              ------------ ------------     -------------
Operating Revenues
 Passenger transportation (3)    $  1,470      $  1,585       $  6,345
 Cargo and freight                     33            32            132
 Other                                157           147            640
                                   ------        ------         ------
   Total Operating Revenues         1,660         1,764          7,117

Operating Expenses
 Personnel costs                      518           662          2,439
 Aviation fuel                        322           205          1,099
 US Airways Express capacity
   purchases                          204           182            801
 Aircraft rent                        114           107            449
 Other rent and landing fees          105           110            419
 Selling expenses                      84           112            394
 Aircraft maintenance                  90           100            361
 Depreciation and amortization         62            57            248
 Special items                         --            --             --
 Government compensation               --            --             --
 Other                                303           303          1,285
                                   ------        ------         ------
   Total Operating Expenses         1,802         1,838          7,495
                                   ------        ------         ------
   Operating Income (Loss)           (142)          (74)          (378)

Other Income (Expense)
 Interest income                        1             5             12
 Interest expense, net                (73)          (58)          (242)
 Reorganization items, net            (24)           --            (35)
 Other, net                            --            28             22
                                   ------        ------         ------
   Other Income (Expense), Net        (96)          (25)          (243)
                                   ------        ------         ------

Income (Loss) Before Income Taxes    (238)          (99)          (621)

   Provision (Credit) for Income
      Taxes                            (2)           (1)           (10)
                                   ------        ------         ------
Net Income (Loss)                $   (236)      $   (98)       $  (611)
                                   ======        ======         ======

Earnings (Loss) per Common Share (4)
 Basic                           $  (4.30)      $ (1.82)       $(11.19)
 Diluted                         $  (4.30)      $ (1.82)       $(11.19)

Shares Used for Computation (000)
 Basic                             54,862        53,968         54,597
 Diluted                           54,862        53,968         54,597




                              Successor Company (1) Predecessor Company (1)
                             ---------------------- -----------------------
                                Nine Months Ended     Three Months Ended
                              September 30, 2003 (2)   March 31, 2003 (2)
                              --------------------- -----------------------
Operating Revenues
 Passenger transportation (3)       $   4,775               $   1,358
 Cargo and freight                         97                      35
 Other                                    440                     141
                                       ------                  ------
   Total Operating Revenues             5,312                   1,534

Operating Expenses
 Personnel costs                        2,040                     622
 Aviation fuel                            617                     213
 US Airways Express capacity purchases    515                     130
 Aircraft rent                            322                     109
 Other rent and landing fees              323                     106
 Selling expenses                         316                      91
 Aircraft maintenance                     314                      88
 Depreciation and amortization            172                      70
 Special items                             34                      --
 Government compensation                 (214)                     --
 Other                                    917                     312
                                       ------                  ------
   Total Operating Expenses             5,356                   1,741
                                       ------                  ------
   Operating Income (Loss)                (44)                   (207)

Other Income (Expense)
 Interest income                           15                       1
 Interest expense, net                   (170)                    (73)
 Reorganization items, net                 --                   1,917
 Other, net                                36                      (3)
                                       ------                  ------
   Other Income (Expense), Net           (119)                  1,842
                                       ------                  ------
Income (Loss) Before Income Taxes        (163)                  1,635

   Provision (Credit) for Income
     Taxes                                 11                      --
                                       ------                  ------
Net Income (Loss)                   $    (174)              $   1,635
                                       ======                  ======

Earnings (Loss) per Common Share (4)
 Basic                              $   (3.25)              $   24.02
 Diluted                            $   (3.25)              $   24.02


Shares Used for Computation (000)
 Basic                                 53,495                 68,076
 Diluted                               53,495                 68,076


(1) Successor Company refers to US Airways Group, Inc. (US Airways Group or the Company) on and after March 31, 2003, after giving effect to the cancellation of the then existing common stock and the issuance of new securities in accordance with its plan of reorganization, and application of fresh-start reporting. Predecessor Company refers to US Airways Group prior to March 31, 2003. As a result of the application of fresh-start reporting, the Successor Company's financial statements are not comparable with the Predecessor Company's financial statements.

(2) Certain prior year amounts have been reclassified to conform with the 2004 presentation.

(3) Includes revenues related to capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway
Airlines (through October 2003).

(4) Earnings (Loss) per Common Share amounts may not recalculate due to rounding.

(5) Pursuant to SEC Regulation G, the table below shows a reconciliation of Income (Loss) Before Income Taxes, Excluding Unusual Items, a non-GAAP financial measure, to Net Income (Loss) reported on a GAAP basis. This non-GAAP financial measure provides management the ability to measure and monitor US Airways Group's financial performance excluding unusual items which is more indicative of the Company's ongoing operating performance and is more comparable to financial measures reported by other major network airlines.

                                             Successor Company
                                ------------------------------------------
                                    Three Months Ended  Twelve Months Ended
                                -----------------------   ----------------
                                December 31, December 31,  December 31,
                                    2004        2003           2004
                                ------------ ------------  ------------
                                           (dollars in millions)

Loss Before Income Taxes,
 Excluding Unusual Items          $  (214)      $ (129)        $  (586)

Unusual Items
  Gain on sale of Hotwire (a)	         --           30              --
  Aircraft order
     cancellation penalty (b)          --           --              --
  Government compensation (c)          --           --              --
  Reorganization items, net (d)       (24)          --             (35)
  Other                                --           --              --
                                   ------        -----           -----
    Total Unusual Items               (24)          30             (35)

Income (Loss) Before Income Taxes $  (238)      $  (99)        $  (621)
                                    =====        =====           =====

                                Successor Company    Predecessor Company
                               -------------------- ---------------------
                                 Nine Months Ended   Three Months Ended
                                 December 31, 2003    March 31, 2003
                                --------------------  -----------------
                                         (dollars in millions)

Loss Before Income Taxes,
  Excluding Unusual Items              $  (373)             $   (282)

Unusual Items
  Gain on sale of Hotwire (a)	              30                    --
  Aircraft order cancellation penalty (b)  (35)                   --
  Government compensation (c)              214                    --
  Reorganization items, net (d)             --                 1,917
  Other                                      1                    --
                                         -----                 -----
    Total Unusual Items                    210                 1,917

Income (Loss) Before Income Taxes       $ (163)             $  1,635
                                         =====                 =====


(a) During the fourth quarter of 2003, US Airways recorded a $30 million gain as a result of the sale of its investment in Hotwire which is included in Other,net.

(b) During the second quarter of 2003, US Airways, Inc. recorded a $35 million charge in connection with its intention to not take delivery of certain aircraft scheduled for future delivery.

(c) During the second quarter of 2003, US Airways Group received proceeds of $214 million (US Airways received $212 million), net of amounts due to affiliates, from the Transportation Security Administration under the 2003 Emergency Wartime Supplemental Appropriations Act as reimbursement for certain security fees.

(d) During the first quarter of 2003, US Airways Group recognized $1.92 billion in Other Income (Expense) incurred as a direct result of its 2002 Chapter 11 filing. This income includes, among other things, a $3.94 billion gain on discharge of liabilities, a $967 million gain on restructured aircraft financings and a $387 million net gain on the termination of certain pension plans partially offset by $1.11 billion of adjustments related to the revaluation of assets and liabilities in connection with fresh start accounting, $2.17 billion in damage and deficiency claims and $51 million in professional fees. For the three months and twelve months ended December 31,2004, US Airways Group recognized $24 million and $35 million, respectively, in professional fees directly relating to its 2004 Chapter 11 filing.


                            US Airways, Inc.                 NEWS RELEASE
                        (Debtor-in-Possession)
        (A Wholly Owned Subsidiary of US Airways Group, Inc.)
                       STATEMENTS OF OPERATIONS

                             (unaudited)
                            (in millions)


                                         Successor Company (1)
                            ----------------------------------------------
                                Three Months Ended
                            -------------------------- Twelve Months Ended
                            December 31,  December 31,    December 31,
                                2004        2003 (2)          2004
                            ------------- ------------ -------------------
Operating Revenues
 Passenger transportation (3)    $ 1,470     $ 1,585         $ 6,345
 Cargo and freight                    33          32             132
 Other                               151         124             596
                                  ------      ------           ------
   Total Operating Revenues        1,654       1,741           7,073

Operating Expenses
 Personnel costs                     456         598           2,188
 Aviation fuel                       294         190           1,012
 US Airways Express capacity
   purchases                         324         305           1,304
 Aircraft rent                       107          99             414
 Other rent and landing fees         100         102             398
 Selling expenses                     77         108             364
 Aircraft maintenance                 79          79             301
 Depreciation and amortization        57          54             223
 Special items                        --          --              --
 Government compensation              --          --              --
 Other                               288         279           1,217
                                   ------      ------          ------
   Total Operating Expenses        1,782       1,814           7,421
                                   ------      ------          ------
   Operating Income (Loss)          (128)        (73)           (348)

Other Income (Expense)
 Interest income                       1           5              12
 Interest expense, net               (71)        (56)           (236)
 Reorganization items, net           (20)         --             (32)
    Other, net                           (2)         30              19
                                   ------      ------          ------
   Other Income (Expense), Net       (92)        (21)           (237)
                                   ------      ------          ------

Income (Loss) Before Income Taxes   (220)        (94)           (585)

   Provision (Credit) for Income Taxes(2)         (5)             (7)
                                   ------      ------          ------
Net Income (Loss)                $  (218)     $  (89)         $ (578)
                                   ======      ======          ======

                               Successor Company (1)   Predecessor Company
(1)                                ---------------------- -----------------
-------
                                  Nine Months Ended      Three Months Ended
                                  December 31, 2003      March 31, 2003 (2)
                                 ---------------------- -------------------
-----
Operating Revenues
 Passenger transportation (3)           $    4,775          $    1,358
 Cargo and freight                              97                  35
 Other                                         378                 119
                                            ------              ------
   Total Operating Revenues                  5,250               1,512
Operating Expenses
 Personnel costs                             1,848                 562
 Aviation fuel                                 574                 197
 US Airways Express capacity purchases         894                 251
 Aircraft rent                                 298                 101
 Other rent and landing fees                   301                  99
 Selling expenses                              293                  83
 Aircraft maintenance                          250                  70
 Depreciation and amortization                 161                  66
 Special items                                  34                  --
 Government compensation                      (212)                 --
 Other                                         851                 285
                                            ------              ------
   Total Operating Expenses                  5,292               1,714
                                            ------              ------
   Operating Income (Loss)                     (42)               (202)
Other Income (Expense)
 Interest income                                15                   2
 Interest expense, net                        (164)                (73)
 Reorganization items, net                      --               1,888
 Other, net                                     37                  (2)
                                            ------              ------
   Other Income (Expense), Net                (112)              1,815
                                            ------              ------
Income (Loss) Before Income Taxes             (154)              1,613
   Provision (Credit) for Income Taxes           6                  --
                                            ------              ------
Net Income (Loss)                       $     (160)         $    1,613
                                            ======              ======
(1) Successor Company refers to US Airways, Inc. on and after March 31, 2003, after giving effect to fresh-start reporting. Predecessor
Company refers to US Airways, Inc. prior to March 31, 2003. As a result of the application of fresh-start reporting, the Successor
Company's financial statements are not comparable with the Predecessor Company's financial statements.

(2) Certain prior year amounts have been reclassified to conform with the 2004 presentation.

(3) Includes revenues related to capacity purchase agreements with Allegheny Airlines (through June 2004), Piedmont Airlines, PSA
Airlines, Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines (through October 2003).




          US Airways, Inc.              NEWS RELEASE
       (Debtor-in-Possession)
                 (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
              SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (1)

                               (unaudited)


                                          Three Months Ended December 31,
                                          --------------------------------
                                                                    %
                                              2004       2003     Change
                                            -------    -------   --------
Revenue passenger miles (millions)*
  System                                    10,950     10,414        5.1
  Mainline                                   9,511      9,374        1.5
Available seat miles (millions)*
  System                                    15,233     14,629        4.1
  Mainline                                  13,000     12,893        0.8
Total available seat miles (millions)
  System                                    15,238     14,634        4.1
  Mainline                                  13,005     12,897        0.8
Passenger load factor*
  System                                      71.9%      71.2%       0.7
pts.
  Mainline                                    73.2%      72.7%       0.5
pts.
Yield*
  System                                     13.42c     15.22c     (11.8)
  Mainline (3)                               11.90c     13.43c     (11.4)
Passenger revenue per available
 seat mile*
  System                                      9.65c     10.83c     (10.9)
  Mainline (3)                                8.71c      9.77c     (10.8)
Revenue passengers (thousands)*
  System                                    14,097     13,507        4.4
  Mainline                                  10,147     10,384       (2.3)
Mainline revenue per available
  seat mile* (3)                             10.11c     10.96c      (7.8)
Mainline cost per available seat
  mile ("Mainline CASM")*(3)                 10.96c     11.70c      (6.3)
Mainline CASM excluding unusual
  items* (3)                                 10.96c     11.70c      (6.3)
Mainline CASM excluding aviation
  fuel and unusual items* (3)                 8.79c     10.22c     (14.0)
Average stage length (miles)*                  757        765       (1.0)
Cost of aviation fuel per gallon            130.84c     87.74c      49.1
Cost of aviation fuel per gallon
 (excluding fuel taxes)                     124.32c     82.54c      50.6
Gallons of aviation fuel consumed
 (millions)                                    216        217       (0.5)
Scheduled mileage completion
 factor*                                      99.1%      99.4%
(0.3)pts.
Number of aircraft in operating
 fleet at period-end                           281        282       (0.4)
Full-time equivalent employees at
 period-end                                  24,628     26,797      (8.1)


                                          Twelve Months Ended December 31,
                                          ---------------------------------
                                                                     %
                                              2004     2003(2)     Change
                                            -------    -------   --------
Revenue passenger miles (millions)*
  System                                    45,087     41,464        8.7
  Mainline                                  39,964     37,741        5.9
Available seat miles (millions)*
  System                                    61,353     58,017        5.8
  Mainline                                  53,220     51,494        3.4
Total available seat miles (millions)
  System                                    61,362     58,106        5.6
  Mainline                                  53,229     51,584        3.2
Passenger load factor*
  System                                      73.5%      71.5%       2.0
pts.
  Mainline                                    75.1%      73.3%       1.8
pts.
Yield*
  System                                     14.07c     14.79c      (4.9)
  Mainline (3)                               12.43c     13.05c      (4.8)
Passenger revenue per available
 seat mile*
  System                                     10.34c     10.57c      (2.2)
  Mainline (3)                                9.33c      9.56c      (2.4)
Revenue passengers (thousands)*
  System                                    55,954     52,797        6.0
  Mainline                                  41,510     41,251        0.6
Mainline revenue per available
  seat mile* (3)                             10.69c     10.75c      (0.6)
Mainline cost per available seat
  mile ("Mainline CASM")*(3)                 11.34c     11.36c      (0.2)
Mainline CASM excluding unusual
  items* (3)                                 11.34c     11.70c      (3.1)
Mainline CASM excluding aviation
  fuel and unusual items* (3)                 9.48c     10.21c      (7.1)
Average stage length (miles)*                  782        761        2.8
Cost of aviation fuel per gallon            112.08c     88.29c      26.9
Cost of aviation fuel per gallon
 (excluding fuel taxes)                     106.35c     83.02c      28.1
Gallons of aviation fuel consumed
 (millions)                                    884        873        1.3
Scheduled mileage completion
 factor*                                      99.0%      99.1%
(0.1)pts.
Number of aircraft in operating
 fleet at period-end                           281        282       (0.4)
Full-time equivalent employees at
 period-end                                  24,628     26,797      (8.1)


* Scheduled service only (excludes charter service).
c - cents

(1) All statistics include US Airways' "Mainline" operations only unless noted otherwise. System statistics encompass all wholly owned airline subsidiaries of US Airways Group, including US Airways, Allegheny
Airlines (through June 2004), Piedmont Airlines and PSA Airlines as well as operating and financial results from capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States
Airlines and Midway Airlines (through October 2003).

(2) Statistics for the twelve months ended December 31, 2003 include amounts from both the Successor Company and the Predecessor Company.

(3) Pursuant to SEC Regulation G, US Airways, Inc. (the Company) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide management the ability to measure the Company's financial performance at the mainline level both with and without unusual items and the cost of aviation fuel as both the cost and availability of aviation fuel are subject to many economic and political factors beyond the Company's control, unusual items are not indicative of the Company's ongoing operating performance and mainline measures are more comparable to financial measures reported to the Department of Transportation by other major network airlines.
 ---------------------- -----------------------
                            Three Months Ended      Twelve Months Ended
                               December 31,             December 31,
                          ---------------------- -----------------------
                               2004        2003        2004       2003
                          ------------ --------- ------------ ----------
   (dollars in millions)

Passenger transportation revenue reconciliation:
   GAAP passenger transportation
     revenue                   $ 1,470    $ 1,585    $ 6,345   $  6,133
   Less: US Airways Express
     and MidAtlantic
     transportation revenue       (338)      (326)    (1,379)    (1,208)
                                  --------  --------     ------    -------
   Mainline passenger
     transportation revenue    $ 1,132    $ 1,259    $ 4,966   $  4,925

Operating revenue reconciliation:
   GAAP operating revenues     $ 1,654    $ 1,741    $ 7,073   $  6,762
   Less: US Airways Express and
     MidAtlantic operating
     revenues                     (339)      (327)    (1,385)    (1,214)
                             ---------    --------    -------    --------
   Mainline operating revenues $ 1,315   $  1,414    $ 5,688   $  5,548


Operating expenses reconciliation:
   GAAP operating expenses     $ 1,782   $  1,814    $ 7,421   $  7,006
   Less: US Airways Express
     capacity purchases           (324)      (305)    (1,304)    (1,145)
   Less: MidAtlantic Airways
     operating expenses            (33)        --        (79)        --
                             ---------    --------    -------    --------
   Mainline operating expenses $ 1,425      1,509    $ 6,038   $  5,861



Cost per available seat mile reconciliations: (1)
   Cost per available seat mile excluding
     US Airways Express capacity purchases
       ("Mainline CASM")         10.96 c    11.70 c    11.34 c    11.36 c
   Unusual operating items:
     Aircraft order
       cancellation penalty         --         --         --      (0.07)
     Government compensation        --         --         --       0.41
                                -------      ------    ------     ------
   Mainline CASM excluding unusual
     items                       10.96 c    11.70 c    11.34 c    11.70 c
   Aviation fuel - Mainline      (2.17)     (1.48)     (1.86)     (1.49)
                                -------      ------    ------     ------
   Mainline CASM excluding unusual
     items and aviation fuel      8.79 c    10.22 c     9.48 c    10.21 c

c - cents

(1) Amounts may not recalculate due to rounding.